Exhibit 10.3

CERTAIN IDENTIF1ED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LlKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PROFAC AGREEMENT

This agreement is entered into between PROPAY, INC., a Utah corporation (“ProPay”), with its principal place of business located at 3400 N. Ashton Blvd., Suite 200, Lehi, Utah 84043, and NetPay International, Inc., a Nevada corporation (“Client”) with its principal place of business located at 880 3rd Ave., 12th Floor, New York, NY 10022. This agreement is effective on the date the last party signs the agreement (“Effective Date”).

1.	REFERRALS.

1.1.	Referred Participants. Client is a software provider that will refer US-based prospective users and clients (each a “Referred Participant’1 to ProPay for possible participation in ProPay’s transaction processing program in relation to financial services cards issued by Mastercard International Incorporated (“Mastercard”), Visa U.S.A. Inc. (“Visa”), American Express Travel Related Services Company, Inc. (“American Express”), and DFS Services LLC (“Discover”), other financial service card organizations (collectively, “Card Brands”), other payment methods, and other related services (“ProPay Services’} Client authorizes ProPay to communicate with, solicit, and/or market to Referred Participants via regular mail, telephone, e-mail, and/or facsimile in connection with the provision of services by ProPay, its affiliates, or any third party that ProPay shares, transfers, exchanges, discloses or provides information with or to pursuant this agreement. ProPay will evaluate and, at its sole discretion, determine whether or not to engage in negotiations with each Referred Participant for a merchant agreement, ProFac agreement, and/or for a referral agreement.

1.2.	Processing Referrals. A Referred Participant that signs a merchant agreement with ProPay through Client (either on a Client-hosted website or through other means as approved by ProPay) will be a “Direct Sub merchant”. A Sub-merchant is a sole proprietor or other form of business entity that (a) has a direct agreement with Client for Client’s software and/or services; (b) uses the Client’s software service offering in conjunction with the ProPay Services (together, the “Client Program) for its own business use; and (c) assents to the Terms of Use on Client’s website. “Terms of Use” means the terms and conditions found at https:/lwww.propay com/en-us/Legal/ProFac-Sub-merchant-Terms-and-Condjtions, which terms ProPay may update from time to time, or when certain transaction volumes are met, has entered into an agreement with ProPay’s sponsor bank.

1.3.	Partuer Referrals. A Referred Participant that signs a referral agreement or a ProFac agreement with ProPay will be considered a “Referred Partuer” and any approved merchants referred to ProPay by such Referred Partner will be “Indirect Sub-merchants”. Direct Sub-merchants and Indirect Sub-merchants will be collectively referred to as “Sub-merchants”.

2.	PROPAY RESPONSIBILITIES

2.1	Client Training. ProPay will provide Client with training material electronically to enable Client’s sales and customer service staff to become knowledgeable about the capabilities and operation of the ProPayServices. If Client requests onsite training at Client’s location, the costs associated with such training will be borne by Client.

2.2	Approval of Sub-merchant. The parties agree to establish parameters for a typical prospective Sub-merchant profile. To the extent possible, Sub-merchants will be enrolled in the ProPay Services in real-time so long as Client properly provides the Sub-merchant’s name, address, Social Security number or tax identification number, and other required information through the ProPay AP!. After enrollment each Sub-merchant will still be subject to acceptance and approval by ProPay and its sponsor bank. ProPay has the sole discretion to refuse to provide the ProPay Services to a prospective Sub-merchant, to suspend the ProPay Services to a Sub merchant, or to terminate any Sub-merchant’s use of the ProPay Services.

Pro Fae Agreementvl.2019	Page 1 of 11	CONFIDENTIAL

2.3	Client Underwriting. ProPay may require that Client and Client’s principals provide their annual financial statements, tax returns, and other financial information as reasonably requested from time to time by ProPay or its sponsor bank. Client authorizes ProPay to make inquiries and obtain information (including, without limitation, credit reports from one or more credit bureaus) regarding Client, its principals, and its business operations. Client warrants that it has authorization from its principals for ProPay and its sponsor bank to share any such information with third parties-including without limitation, Mastercard, Visa, American Express, and Discover (the “Card Brands”), and other entities directly or indirectly involved in providing the ProPay Services) as necessary to provide the ProPay Services, protect ProPay’s interests, or to fulfill ProPay’s obligations under this agreement.

2.4	Data Migration. Ifrequested by Client, Pro Pay will provide reasonable assistance relating to data migration or transitioning a Sub-merchant to another payment processer and such assistance will be billed to Client at Pro Pay’s then-current rates. Client may request ProtectPay tokenization extraction for some or all of its Sub merchants and whether ProPay can extract such tokens for such Sub-merchants will depend on Client’s configuration of the ProtectPay services. If ProPay is able to extract such tokens based on Client’s configuration, ProPay will deliver to Sub-merchant (or Sub-merchant’s designee) a file containing a copy of the information requested by Client as maintained by ProPay on its systems (“Stored Data Card Transactions”). ProPay will charge Client ProPay’s then-current ProtectPay tokenization extraction rates unless otherwise set forth in schedule A-1. Client agrees to indemnify, defend and hold harmless ProPay for any claims arising from ProPay complying with Client’s request to provide a copy of the Stored Data Card Transactions. Except to the extent otherwise required by law or the Rules, at termination of this agreement ProPay will also delete from its current, active system the Stored Data Card Transactions. “Rules” means the Card Brand (as defined in the following clause) rules, portions of which may be found at usa.visa.com/merchants/operations/op regulations.html. www.mastercardmerchant com, https: //www209.americanexpress.com/merchant/singlevoice/pdfs/en US/DSOP Service Provider US.pdf and www.americanexpress.com\ merchantopguide, and the NACHA rules, all as may be amended or replaced from time to time.

2.5	Retained Rights. Notwithstanding anything to the contrary in this agreement, ProPay will not be prohibited or enjoined at any time by Client from utilizing any skills or knowledge of a general nature acquired during the course of providing the ProPay Services to Client as set forth herein. Nothing in this agreement shall limit in any manner ProPay’s marketing, distribution, or sales activities or its rights to market, distribute, or sell, directly or indirectly, or appoint any person or entity as a dealer, distributor, client, licensee, or agent for its ProPay Services, within or outside the United States of America.

3.	CLIENT RESPONSIBILITIES.

3.1.	Marketing of the ProPay Services. Client will use reasonable efforts to solicit prospective Referred Participants to enroll in the ProPay Services. Client will: (a) be solely responsible for all expenses in connection with its marketing efforts; (b) take all action reasonably necessary to verify that each potential Sub-merchant conducts or intends to conduct a bona fide business operation; (c) not market or sell the ProPay Services to prospective Sub-merchants engaged in a business that, to the best of Client’s knowledge, violates any laws or Rules, particularly PCI-DSS; (d) not use Card Brand trademarks on any materials without the written consent of Pro Pay; (e) cooperate with ProPay and its sponsor bank and use commercially reasonable efforts to cause each Sub-merchant to fully pay and perform its obligations under the Terms of Use and assist ProPay and its sponsor bank in collecting any amounts owed by a Sub-merchant; and (f) market the ProPay Services in a professional and ethical fashion and not to make any representations about the ProPay Services that are not approved by ProPay.

3.2.	Restrictions on Use. Client shall not: (a) copy or allow copies of the Documentation or any ProPay materials to be made, except as specifically authorized under this agreement; (b) knowingly allow any third party that has not assented to the Terms of Use to use the Client Program; (c) rent, lease, assign, pledge, disclose, sell, sub license, download, distribute, or otherwise transfer for any purpose any component of the Pro Pay Services, the Documentation, or any ProPay materials except as specifically authorized under this agreement; (d) attempt to disassemble, decompile, reverse engineer, derive, or otherwise reproduce any part of the source code or trade secrets of the ProPay Services; (e) modify, alter, translate, or create derivative works based upon the ProPay Services; (f) remove any notices of proprietary or copyright restrictions from any of the Documentation or ProPay materials; or (g) create a service or offering that is competitive with or substantially similar to the ProPay Services. Client may appoint other entities or persons as sub-distributors or agents for the marketing of the ProPay Services only with ProPay’s prior written authorization and only if such entities or persons are first contractually obligated to comply with all of Client’s duties and obligations under this agreement. “Documentation” means the documentation relating to the ProPay APl, SOK, or the various ProPay Services (whether in printed or electronic form) provided by ProPay for purposes of this agreement, including, without limitation, product manuals and marketing materials.

3.3.	Implementation. If Client fails to complete its integration to ProPay and make the ProPay Services available through the Client services to Sub-merchants within 120 days of the Effective Date for any reason other than ProPay’s failure to perform its obligations under this agreement, then Client will pay to ProPay as damages (and not as a penalty) $100 for each 30 day period in which Sub-merchants process no transactions. Damages begin accruing as of the 121st day following the Effective Date and stop accruing as soon as a Sub-merchant begins processing transactions.

3.4.	Client Responsibilities for Sub-merchants.

3.4.1.	Sub-merchant Application. Client warrants that to the best of its knowledge, as of the date of submission to ProPay of any Sub-merchant application that such application, and all other information provided to ProPay by Client shall be correct, complete, and not misleading. ProPay may rely on the data Client provides about each Sub-merchant without the need for ProPay to verify such data.

3.4.2.	Assent to Sub-merchant Agreement. In a manner approved by ProPay in writing, Client must ensure that each Sub-merchant assents to the Terms of Use and, upon request, will provide proof of such assent to ProPay. Client must not allow changes to the Terms of Use or the manner in which Sub-merchants assent without the specific prior written authorization of Pro Pay.

3.4.3.	Sharing of Information. Client shall obtain authorization from each Sub-merchant for ProPay to share with Client information relating to Sub-merchants, including, without limitation, transaction details and business or personal information. Upon ProPay’s request, Client will provide proof of such authorization.

3.4.4.	Identity Verification. Client shall provide to ProPay the business details of each Sub-merchant using the ProPay Services, as well as other business information, as and when reasonably requested by ProPay. ProPay will perform the actual identity verification process, but the parties may agree in writing to involve Client in this process.

3.5.	Verify Data. Client will timely verify all information provided to Client by ProPay, and will promptly report any errors or omissions. ProPay will not have any responsibility in connection with any losses incurred by Client that arise out of any such error or omission not reported by Client to Pro Pay within 90 days of the first date on which Client knew or reasonably should have known of such error or omission.

3.6.	Non-Solicitation. During the Term and for a period of one year following termination of the agreement, Client shall not directly or indirectly, whether or not for compensation, engage in any business activity (whether as an employee, proprietor, officer, director, agent, trustee, partner, or creditor lending money for the purpose of establishing or operating any such business) that interferes with, disrupts, or attempts to disrupt any present business relationship, contractual or otherwise, between ProPay and any referral partner or merchant (except following proper termination by Client of this agreement for those Sub-merchants brought on by Client’s efforts under this agreement), client, consultant, agent, or employee of ProPay. The parties acknowledge that any breach of these non-solicitation provisions will cause immediate, irreparable, and continuing damage to ProPay for which there is no adequate remedy at law and that in the event of any breach or violation or threatened breach or violation of these non- solicitation provisions, ProPay will be entitled to temporary, preliminary, and permanent injunctive relief and such other legal and equitable remedies as may be provided by applicable law (without the necessity of posting any bond or other security), including damages, costs of suit, and attorneys’ fees.

4.	COMPLIANCE OBLIGATIONS.

4.1.	Rules, Laws and Policies. In the performance of their respective obligations and duties hereunder, the parties agree to abide by: (a) all applicable state and federal laws and regulations, (b) the Rules, and (c) any other regulations as adopted by the Card Brands, as may be amended from time to time. Further, ProPay may provide Client with ProPay’s policies and procedures related to the provision and use of the ProPay Services. Such policies and procedures will be reasonable and in accordance with generally accepted industry practices. Client agrees to abide by such ProPay policies and procedures.

4.2.	Privacy and Security Standards. Each party agrees to comply with all applicable privacy and security requirements under the Payment Card Industry Data Security Standards (“PCI- DSS”), the Payment Application Data Security Standards (“PA-DSS”), as well as the Card Brand security programs, including the American Express Data Security Operating Policy (“DSOP”) the Discover Information Security & Compliance (“DISC”), the MasterCard Site Data Protection Program (“SDP”), and Visa’s Cardholder Information Security Program (“CISP”), as amended from time to time, and with regard to each party’s use, access, and storage of cardholders’ nonpublic personal information under this agreement. Collectively, the PCI-DSS, PA-DSS, DSOP, DISC, SOP and AIS will be referred to as “PCI Standards”.

4.3.	Representations by Client regarding Privacy & Security. Client shall comply with the applicable PCI Standards. Client is responsible for fines/fees that may result from its non-compliance with the PCI Standards. Prior to the execution of this agreement, Client shall supply documentation to ProPay verifying Client’s applicable PCI Standards compliance validation, and, on an annual basis, provide evidence to ProPay of Client’s applicable PCI Standards re-validation. Such evidence includes a copy of an annual attestation of compliance or the self-assessment questionnaire, and quarterly submission of compliant vulnerability scans, as applicable. Client will immediately notify ProPay if a situation arises in which Client can no longer adhere to any representation and warranty in this section. Client further understands that a breach of this section may: (i) require Client to be registered as a third party agent, as defined by and in accordance with the Rules; (ii) change Client’s manner of validation with the PA-DSS and/or PCI-DSS; and/or (iii) require changes to this agreement; all determined at the discretion of ProPay. ProPay has the right to immediately terminate this agreement if any such requirements and/or changes are not completed within the timeframe mandated by ProPay and/or are not completed to ProPay’s reasonable satisfaction. Client understands that the PCI Standards and registration requirements are subject to change and that Client may be required to register as a third party agent, depending upon how Client interacts with cardholder information.

4.4.	Breach Notification. Client must promptly notify ProPay if Client suspects or becomes aware of any unauthorized access to its system or to the system of any entity Client uses to offer the Client Program. Client must also provide the proper notifications to the Card Brands and impacted parties as required by the Rules. Client must not mention ProPay in Client’s notifications, unless required by law, the Rules, or specifically approved by ProPay in advance.

4.5.	Notification of Claims. Client shall promptly notify ProPay in the event a claim, fine or penalty is either threatened or filed against Client related to this agreement by any governmental organization, any Card Brand, or any other party. The notice shall state the (a) entity bringing the claim, fine, or penalty, (b) the amount of the claim, fine or penalty, as applicable, (c) the date such claim, fine or penalty was filed, or is intended to be filed, and (d) the basis for or nature of the claim, fine or penalty.

4.6.	Liability. If the Card Brands or any other state, federal, or other governing or regulatory agency levies any fines, fees, penalties, assessments, charges and/oradministrative fees on ProPay or its sponsor bank as a result of Client’s actions or inactions related to this agreement or noncompliance with Rules and/or laws or regulations, Client agrees to pay such fines, fees, penalties, assessments, charges and/or administrative fees.

4.7.	Sub-merchant Compliance. Client shall not allow a Sub-merchant to use Client Program if Client knows that Sub-merchant is not PCI Standards compliant.

4.8.	Editing Sub-merchant Bank Account Information via APL If approved by ProPay, then ProPay may provide Client with the ability to add or modify via ProPay’s API the bank account information in ProPay’s system associated with a Sub-merchant. Client must not modify the bank account information unless specifically authorized and requested to do so by the Sub-merchant which owns the account being changed. Client agrees to implement any process required by ProPay for securing the authorization. Client may only change the bank account information to reflect a bank account that is owned by the Sub-merchant that authorized the change. The ability to change bank account information under this clause is contingent on having an email confirmation sent to Sub-merchants, or the Sub-merchants’ authorized representatives, for each bank account change. In addition to the other indemnification obligations in this agreement, Client shall indemnify, defend, and hold ProPay and its sponsor bank harmless from and against any and all losses that maybe imposed on, incurred by, or asserted against ProPay or its sponsor bank relating to or based upon Client (or any third party through Client) adding or modifying bank account information for any ProPay customer. Failure by Client to comply with this clause is a material breach of the Agreement.

5.	INTELLECTUAL PROPERTY OWNERSHIP.

5.1.	Ownership by ProPay. The concepts, ideas, know-how, techniques, software, technology, programs, programming tools, documentation, manuals, reports, and drawings developed by ProPay and used by ProPay to provide the ProPay Services or to fulfill its obligations under this agreement will be the sole and exclusive property of ProPay, even if Client assisted ProPay in the development or modification of any such items. This agreement does not transfer from ProPay to Client any ProPay property, and Client will have no interest whatsoever in such property.

5.2.	Ownership by Client. The concepts, ideas, know-how, techniques, software, technology, programs, programming tools, documentation, manuals, reports, and drawings developed by Client and used by Client to provide its services or to fulfill its obligations under this agreement (except to the extent it incorporates the ProPay Services or ProPay property) will be the sole and exclusive property of Client, even if Pro Pay assisted Client in the development or modification of any of such items. This agreement does not transfer from Client to ProPay any Client property, and ProPay will have no interest whatsoever in such property.

6.	SERVICES LICENSE.

6.1.	Grant by ProPay. ProPaygrants Client a royalty-free, non-exclusive, non-transferable, non-sublicensable,and revocable right, during the Term of this agreement, to utilize the now or hereafter existing ProPay Services, Documentation (excluding API or SOK Licensed Material, more specifically set forth below), and trademarks, trade names, logos, slogans, and designs (collectively “ProPay Licensed Material”), solely in connection with this agreement, including but not limited to incorporating the ProPay Services into Client’s own service offering and marketing and providing support for the ProPay Services to current and prospective Sub merchants. Client is not authorized to market or resell the ProPay Services apart from the Client Program. Client must submit a proof copy of all marketing materials referencing ProPay for approval prior to displaying or disseminating such materials. ProPay will advise Client in writing of approval or disapproval of such materials. Approval by ProPay will not constitute or imply a representation or belief by the approving party that such marketing material complies with applicable law or Rules.

6.2.	Grant by Client. Client grants ProPay a royalty-free, non-exclusive, non-transferable, non-sublicensable, and revocable right, during the Term of this agreement, to utilize Client’s trademarks, trade names, logos, slogans, and designs (“Client’s Licensed Material”) in providing the ProPay Services, as otherwise required to service and support the Client Program, and to identify Client in Pro Pay marketing materials.

6.3.	Restrictions. All proprietary and intellectual property rights, title, and interest in the ProPay Licensed Material and Client Licensed Material, as well as any goodwill or other benefits arising therefrom, shall remain that of their licensors. All uses of ProPay and Client Licensed Material by licensees must be consistent with this agreement and in compliance with policies relating to the licensor’s Licensed Material. A licensor may terminate the rights granted under this section if, in its reasonable discretion it determines that the licensee’s use of Licensed Material might tarnish, blur, or dilute the value of such Licensed Material.

7.	API AND SDK LICENSE.

7.1.	API and SDK License Grant. ProPay grants Client a non-exclusive, non-transferrable, non-sublicensable, and revocable limited right and license to: (a) use the API and/or SOK in ProPay’s test environment for internal development and testing to evaluate a potential integration to ProPay Services Client intends to use; (b) use the API and/or SOK to access the ProPay Services; (c) copy the API and/or SOK for archival or backup purposes only, provided that all titles, trademarks, and copyright, proprietary, and restricted notices are reproduced in all such copies and that all such copies are subject to the terms ofthis agreement; and (d) create derivative works of the API and/or SOK for use with the ProPay Services. ProPay reserves all rights to the API and SOK not expressly granted herein. The API, SDK, associated Documentation, and any information received from ProPay (including information received via the API or SDK), is known collectively as “API Licensed Material”.

7.2.	Approved Uses. The API and SDK license is conditioned upon Client’s use of the API Licensed Material only:

(a) in accordance with the terms of this agreement and applicable laws, Rules, and regulations; (b) in conjunction with ProPay Services which a Sub-merchant receives; (c) for any of the following approved uses (all of which may be subject to additional terms and conditions set forth herein or in separate agreement(s)):

(i) take action against payment cards (authorize, capture, void, and refund transactions); (ii) request funds transfers; and (iii) request information about ProPay accounts or transactions.

7.3.	Prohibited Uses. Except as expressly provided herein, Client may not copy, translate, modify, create derivative works of, sell, lease, sublicense, distribute, or publicly display any of the API Licensed Material. Client may not use any of the API Licensed Material for any purpose, except for the benefit of ProPay for those permitted purposes outlined above. Without limiting the generality of the foregoing, Client may not: (a) scrape, crawl, build a database of, or create a permanent copy of the API Licensed Material or any portion; (b) commit or attempt to commit any illegal, fraudulent, or wrongful act or any act that violates any Rule or regulation; (c) interfere, or attempt to interfere, with ProPay’s system, the normal operation of Pro Pay’s business, or action taken by ProPay to protect its systems; or (d) attempt to circumvent any limitations or restrictions of the API Licensed Material.

7.4.	Third Party Use of API or SOK. Client agrees that it will assist ProPay in obtaining the assent to ProPay’s API and/or SDK license terms for any third party that Client wishes to use the API and/or SDK.

8.	LOSSES; RESIDUAL PAYMENTS; ACH AUTHORIZATION; FEES AND TAXES.

8.1.	Chargebacks and Losses. Client will have no obligation for a Referred Participant’s losses or chargebacks incurred by ProPay as long as (a) Client does not offer the Client Program for free or materially discounted rates to Sub-merchants (even as a trial offering) without prior written approval by ProPay; and (b) Client is in compliance with section 3 (Compliance Obligations), and section 5 (Intellectual Property Ownership) of this agreement with regards to that Referred Participant. Client agrees that if its chargebacks and losses exceed thresholds pre-determined by ProPay, ProPay may, acting reasonably and in good faith, require Client to utilize ThreatMetrix services and/or other fraud prevention tools as directed by ProPay as part of their Client Program.

8.2.	Residual Payments. During the Term, ProPay agrees to pay Client Residual Payments calculated in accordance with schedule A-1 for Direct Sub-merchants and schedule A-2 for Indirect Sub-merchants. Client will not be eligible for Residual Payments relating to the same merchant on more than one schedule and in the event of a dispute, ProPay will reasonably determine the proper classification of a merchant for purposes of this section. It is expressly understood that Client will not be entitled to any Residual Payments with respect to merchants of referral partners or ProFacs referred to ProPay by a Referred Partner. For the avoidance of doubt, if Client has been referred by a referring party, such referring party is named on schedule A-1 to this agreement. If it is discovered that Client was referred by another entity and such is not indicated on schedule A-1, ProPay reserves the right to amend schedule A-1.

8.3.	ProPay will pay Residual Payments no later than 30 days following the end of the preceding calendar month. In no event will earned Residual Payments be paid to Client until the Residual Payments exceed $100.00. If Client earns less than $100.00 in Residual Payments in a calendar month, the amount earned will carry over to the next calendar month until total Residual Payments exceed $100.00. Client agrees to provide ProPay with a completed and executed W-9 Request for Taxpayer Identification Number and Certification form prior to ProPay paying any Residual Payments. ProPay will provide Client with a monthly report showing the Residual Payments calculation.

8.4.	Processing Rates. Client will set and communicate to Direct Sub-merchants and to ProPay the Direct Sub merchant pricing for the ProPay Services (“Direct Sub-merchant Fees”); however, ProPay will have sole discretion as to whether to approve such pricing. For the avoidance of doubt, a sample Sub-merchant fee schedule can be found at https://www.propay.com/en-US/Sub-merchant-Fee-Schedule-Sample-vl-2018. and may be updated by ProPay from time to time. The parties acknowledge that Indirect Sub-merchant pricing is subject to change at any time by ProPay.

8.5.	Fees. ProPay will deduct from the proceeds of the Direct Sub-merchant transactions ProPay’s fees as set forth in schedule A-1 together with any other fees, fines or other debts due to ProPay before paying Residual Payments. If Client has or opens a merchant processing account with ProPay, Client authorizes ProPay to debit Client’s ProPay account for any fees, fines or other debts due to ProPay pursuant to this agreement. Upon execution of this agreement, Client will provide ProPay with a voided check for an account maintained by Client with a financial institution that is a member of the Federal Reserve Automated Clearing House into which ProPay may deposit amounts by ACH (“Designated Account”). Residual payments shall be subject to set-off in the reasonable discretion of ProPay for liabilities owing to ProPay or ProPay’s sponsor bank by Client pursuant to this agreement. For example, if a Sub-merchant goes out of business and the result is $10,000 in chargebacks, Client shall not be liable for chargebacks of such Sub-merchant provided that Client is in compliance with its obligations under section 8.1 above with regards to that Sub-merchant. However, if the previously calculated Residual Payments on the $10,000 of charged back transactions was $100 and Client was paid $50, then the $50 previously paid as part of the Residual Payments shall be debited against the current month’s Residual Payments after calculating costs and Residual Payments for that particular month. If Residual Payments are not sufficient to cover ProPay’s losses, Client authorizes ProPay to debit the Designated Account for the balance owing.

8.6.	Disputes. If Client disputes the amount of Residual Payments, ProPay fees, or other charges, it must do so within 90 days from the date of ProPay’s statement showing the fee or Residual Payment that is the subject of Client’s dispute. ProPay will not have any responsibility in connection with any disputed payments, fees, or charges not reported by Client to ProPay within this 90 day period.

8.7.	Fee Increases. During the Initial Term, the fees for the ProPay Services shown in schedule A-1 may only be increased: (a) to directly offset any increase in rates charged by any communication service providers or by providers of products for which ProPay is a reseller; (b) to offset any increase due to a change in law, regulation, the Rules, or with actions of the Card Brands. Fee increases will become effective on the day the increase in rates becomes effective for ProPay. Following the Initial Term, ProPay can increase fees at its discretion. In all cases of fee increases, ProPay will endeavor to give Client 60 days’ written notice of any increase, or the amount of notice that ProPay receives of such increase if such notice to ProPay is less than 60 days.

8.8.	Taxes. The fees provided for in this agreement are exclusive of any and all applicable taxes or assessments, whether designated as sales taxes, use taxes, ad valorem taxes, property taxes or by some other name or designation, and including any interest or penalties thereon, which may be levied upon or assessed by any governmental or taxing jurisdiction in connection with the performance of services hereunder for Client or the provision to Client of any equipment necessary for the performance of services hereunder for Client, and exclusive of any expenses which, by the express terms hereof, are to be paid by Client. In the event of the payment of or for any such tax, assessment or expense by ProPay for Client, Client shall in tum pay ProPay for such items.

9.	RIGHT TO AUDIT. In order to comply with the Rules and assist in maintaining the policies of the Card Brands and to confirm Client’s compliance with the terms of this agreement, during the Term and for a period of one year following termination, Client will allow ProPay, the Card Brands, or any government-type entity having regulatory authority over ProPay (“Regulatory Authority”) to review Client’s records as such relate to the activities within the purview of this agreement. Client will ensure that allsuch records and information are made available to ProPay as soon as possible but no later than (a) seven business days from the receipt of a request from ProPay, the Card Brands, or any Regulatory Authority, or (b) within the time frame mandated by the Card Brands or Regulatory Authority, whichever is sooner.If Client decides to register as a payment facilitator with ProPay’s sponsor bank and such registration requires an onsite audit by ProPay, then Client shall reimburse ProPay for travel and lodging costs associated with the onsite audit.

10.	PROPAY’S STATUS WEBSITE. The website status.propay.com is ProPay’s communication tool for operational issues. Client is encouraged to visit status.propay.com at any time to review the operational status of Merchant Services and subscribe to real time operational updates via email, SMS, slack or webhook. If Client does subscribe, it is Client’s responsibility to keep its contact information updated at status.propay.com to assure that the proper individual(s) receive the updates. If Client does not subscribe, Client acknowledges that it may miss out on important updates about ProPay’s system.

11.	NO WARRANTIES. ProPay provides all materials and services ‘‘AS IS” and ‘‘AS AVAILABLE.” ProPay specifically disclaims all warranties of any kind, whether express, implied, or statutory, including, but not limited to, the implied warranties of title, non-infringement, merchantability, fitness for a particular purpose, or any warranty arising out of any proposal, specification, or sample. In particular; but without limitation, ProPay does not warrant that the operation of the ProPay Services will be uninterrupted or error free.

12.	INDEMNIFICATION. Client shall indemnify, defend, and hold ProPay harmless from all claims, demands, loss, (financial or otheiwise) damage, liabilities, costs, fees, increased expenses (including without limitation, interest, penalties, court costs and reasonable attorneys’ fees), which may be incurred or claimed by ProPay or any third party as a result of: (a) Client’s acts or omissions in utilizing the Pro Pay seIVices (b) Client’s breach of this agreement; (c) Client’s failure to comply with law, regulation or Card Brand Rule; (d) any representation or warranty made by Client to any third person other than as specifically authorized by this agreement; or (e) Client’s willful misconduct, intentional acts or omissions, or fraud.

13.	LIMITATION OF LIABILITY. ProPay shall not be liable to Client for any indirect, sped al, incidental, exemplary punitive, treble, or consequential damages (including, without limitation, loss of business, revenue, profits, goodwill, use, data, or other economic advantage), whether based on breach of contract, tort (including negligence), product liability, or otherwise, and whether or not a party has previously been advised of the possibility of such damages. To the fullest extent permitted by law, ProPay’s total liability to Client under this agreement will not exceed the lesser of $25,000 or the compensation paid to Client under this agreement for the four month period prior to the event giving rise to damages.

14.	CONFIDENTIALITY.

14.1.	Confidential Information. “Confidential Information” means information, without regard to form, that is disclosed to or becomes known to the other party as a result of activities under this agreement and is not generally known in the relevant trade or industry. Confidential Information includes, but is not limited to, the following: information concerning the business, operations, or affairs of the disclosing party, proprietary ideas, techniques, technological developments, financial information and results, audits of any kind, customer information, supplier lists, business forecasts, software, sales, merchandising, marketing plans and materials, and any other information which is marked or designated as confidential, restricted, proprietary, or with a similar designation, or, if unmarked, which the recipient should reasonably know is confidential.

14.2.	Obligations. A party receiving Confidential Information of the other party will: (a) not use the Confidential Information for any purpose other than the performance of its obligations under the agreement; (b) not disclose Confidential Information to any third party except with the prior written consent of the disclosing party; (c) protect the Confidential Information using the same procedures and practices as it uses to protect its own Confidential Information; (d) require its agents who may gain access to the Confidential Information during the performance of their duties under this agreement to comply with the provisions of this agreement. Each party will be responsible for any acts or omissions which are in violation of the terms and conditions of this agreement by any agent to whom it has disclosed Confidential Information. Neither party will be in breach of the provisions of this section to the extent a party must disclose Confidential Information to a governmental agency or third party having regulatory control over a party; or to the Card Brands or an agent in order for a party to fulfill its obligations under the agreement.

14.3.	Exclusions. The provisions of this section do not apply to Confidential Information which the receiving party can prove: (a) is in the public domain other than by a breach of the agreement; or (b) is obtained from a third party who is lawfully authorized to disclose that information; or (c) can be demonstrated to have been independently developed without reference to anything protected by this section; or (d) is authorized for release by written consent of the disclosing party; (e) is required to be disclosed by law or by judicial or administrative process in connection with any action, suit, proceeding or claim or otherwise applicable law; or (f) is required to be disclosed as part of the financial or legal disclosure requirements of a publicly traded company.

15.	TERM AND TERMINATION.

15.1.	Term. This agreement will become effective as of the Effective Date and remain in force for three years (“Initial Term”), thereafter renewing automatically for additional periods of one year each (each, a “Renewal Term,” and collectively with the Initial Term, the “Term”) unless either party gives at least 90 days’ written notice prior to the end of the then-current term of its intent not to renew.

15.2.	Termination forCause. (a) Either party may terminate this agreement immediately upon written notice if: (i) the other party commits a non-remediable material breach of this agreement or if it fails to cure any remediable material breach or provide a written plan of cure acceptable to the non-breaching party within 30 days of being notified in writing of such breach, or (ii) if either party becomes insolvent, files or has filed against it a petition under applicable bankruptcy or insolvency laws which is not dismissed within 90 days, proposes any dissolution, composition or financial reorganization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of the defaulting party, then the other party may terminate the agreement by giving written notice of termination to that party with immediate effect. (b) Pro Pay may immediately terminate this agreement upon written notice of termination if Client commits a material breach of the Rules, or ProPay has a reasonable belief that Client is employed in practices that involve elements of criminal activity, fraud or conduct that maybe deemed to be potentially injurious to ProPay, ProPay’s sponsor bank or the Card Brands.

15.3.	Suspension without Termination. Notwithstandingany provision of this agreement to the contrary, ProPay may suspend its provision of any and all ProPay Services under this agreement following: (a) any failure by Client to pay any amount owed to ProPay pursuant to the terms of this agreement within 15 calendar days after receiving written notice that such amount is due and owing to ProPay, and is delinquent; or (b) any use by Client of the ProPay Services that is fraudulent, illegal, damaging or otherwise harmful to ProPay’s servers or systems, or not in accordance with this agreement. Any suspension of ProPay Services may continue until the failure or breach is remedied in full by Client, or until ProPay, in its reasonable business discretion, elects to resume providing the ProPay Services.

15.4.	Obligations upon Termination or Expiration. Following termination of this agreement (for whatever reason), each party will deliver to the other any property of the other party in its possession or control. Upon request, each party will certify that it has returned or destroyed all copies of the Documentation and Confidential Information and acknowledges that its rights to use the same are relinquished. The termination or expiration of this agreement in no way relieves either party from its obligations to pay the other party any sums accrued hereunder prior to such termination or expiration.

15.5.	Effect of Termination. The authority granted pursuant to sections 6 (Services License) and 7 (AP! and SOK License) will terminate upon termination of this agreement and Client shall discontinue the marketing of the ProPay Services immediately on such termination.

16.	GENERAL.

16.1.	Governing Law and Venue. The substantive and procedural laws of State of Utah (without regard to its conflicts of law provisions) govern all matters arising out of or relating to this agreement whether based in contract, tort, or statute. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties each consent to the exclusive jurisdiction and venue of the federal or state courts located in Salt Lake County, Utah for any legal suit, action, or proceeding arising out of or relating to this agreement. The parties waive any right to trial by jury in any action arising out of, in connection with, or in any way related to this agreement. The prevailing party in an action brought against the other to enforce the terms of this agreement or any rights or obligations hereunder, will be entitled to receive its reasonable costs and expenses of bringing such action including its reasonable attorney’s fees in addition to any other recoverable damages to the extent permitted by applicable law.

16.2.	Notices. Client’s notices or other communications under this agreement will be sent via hand-delivery or nationally-recognized courier and addressed and sent to ProPay at its address as specified in this agreement. ProPay’s notices or other communications to Client under this agreement will be sent via hand-delivery, nationally-recognized courier addressed to Client at its address as specified in this agreement, or via email to Client’s email address on file. Both parties may update their addresses as necessary throughout the Term provided that they give notice to the other party pursuant to this clause. Notices and communications will be effective on the date of actual receipt.

16.3.	Relationship of Parties. The parties will be deemed independent contractors and will not be considered agents, joint ventures, or partners of the other. Nothing in this agreement or in the course of the dealing of the parties will be construed as authorizing either party to obligate or bind contractually, in liability, or otherwise, the other party.

16.4.	Survival. The sections titled Compliance Obligations, Term and Termination, Non-Solicitation, Confidential Information, Use ofLogo, No Warranties, Indemnification, Limitation ofLiability, and General, any definitions of terms in such sections, and all other rights and obligations under this agreement which by their nature should survive will remain in effect after termination or expiration of this agreement.

16.5.	Amendments. Except for schedule A-1 which can be modified as directed in clause 8.7 (Fee Increases), no modification to this agreement will be binding unless in writing and signed by an authorized representative of each party. Notwithstanding the foregoing, ProPay may amend this agreement to comply with changing laws, policies, guidelines, regulations, ordinances, restrictions, limitations and rules (including without limitation Card Brand and National Automated Clearing House Association (NACHA) rules) applicable to this agreement.

16.6.	Entire Agreement. This agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any prior agreements between them relating to the subject matter hereof. Any oral representations, warranties or promises, made by a party which are not set forth in this agreement are of no effect.

16.7.	Assignment. This agreement may not be assigned or transferred, nor may any duties of Client be delegated (by operation of law, merger or any other manner) by Client without ProPay’s prior written consent, which will not be unreasonably withheld or delayed. Any purported assignment or delegation in violation of this clause is void. ProPay may assign this Agreement to an Affiliate without consent or notice.

16.8.	Force Majeure. Neither party will be liable for delay in performing any of its obligations insofar as the performance of such obligation is delayed by an event that is beyond its reasonable control. Any delay by a contracting party to perform its obligations arising from the occurrence of such an event must notify the other party as soon as possible, together with details of the circumstances giving rise to the event.

16.9.	Severability and Waiver. If any provision of this agreement is held invalid or unenforceable by a court or agency having proper jurisdiction, all other provisions of this agreement will remain in full force and effect. Neither failure nor delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise preclude any further exercise of any other right, power or privilege. All waivers must be signed by the party waiving its right(s).

16.10.	Execution of Agreement. This agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement. Each party may sign this agreement using an electronic or handwritten signature, which are of equal effect, whether on original or electronic copies.

By signing below, each party acknowledges that it has carefully read and fully understood this agreement, and each agrees to be bound by the terms of this agreement.

PRO PAY, INC.

By:	/s/ Tom Boyer	By:	/s/ Alon Elbaz

Name:	Tom Boyer	Name:	Alon Elbaz

Title:	Managing Diretcor	Title:	Chief Executive Officer and Director

Date:	December 31, 2020	Date:	December 31, 2020

SCHEDULE A-1 RESIDUAL PAYMENTS

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